EXHIBIT 10.30




                     Dated  2 June  2000
                     -------------------


                   R&B FALCON CORPORATION            (1)

                            and

                SOVEREIGN CORPORATE LIMITED          (2)


                    ----------------------
                    CONTINGENT UNDERTAKING
                    ----------------------


                         Norton Rose



                           Contents

Clause                                                     Page

1  Interpretation                                            1

2  Undertaking                                               2

3  Payments and Taxes                                        5

4  Representations and warranties                            7

5  Undertakings                                             10

6  Benefit of this Undertaking                              11

7  Notices and other matters                                12

8  Law and jurisdiction                                     13


THIS UNDERTAKING is dated 2 June 2000 and made BETWEEN:

(1) R&B FALCON CORPORATION a Delaware corporation whose principal place of business is situate at 901 Threadneedle, Houston, Texas 77079 (the "Lessee Parent", which expression includes its successors); and

(2) SOVEREIGN CORPORATE LIMITED a company incorporated in England and Wales whose registered office is situated at Sovereign House, 298 Deansgate, Manchester M3 4HH (the "Lessor", which expression includes its successors and permitted transferees and assignees).

WHEREAS:

(A) by a lease agreement (the "Lease") dated 2 June 2000 and made between the Lessor (1) and R&B Falcon Deepwater (UK) Limited (the "Lessee") (2) the Lessor has agreed to lease and the Lessee has agreed to take on lease the Rig (as defined in the Lease) upon the terms and conditions therein mentioned; and

(B) the execution and delivery of this Undertaking is one of the conditions precedent to the Lessor leasing the Rig to the Lessee pursuant to the Lease.

IT IS AGREED as follows:

1      Interpretation

1.1    Defined expressions

       In this Undertaking, unless the context otherwise requires or unless otherwise defined in this Undertaking, words and expressions defined in the Lease and used in this Undertaking shall have the same meaning where used in this Undertaking.

1.2    Definitions

       In this Undertaking, unless the context otherwise requires:

       "Ancillary Lease Security Documents" means notes, bills of exchange, certificates of deposit and other negotiable and non-negotiable instruments, guarantees, indemnities and other assurances against financial loss and any other documents or instruments which contain or evidence an obligation (with or without security) to pay, discharge or be responsible directly or indirectly for, any indebtedness or liabilities of the Lessee or any other person liable for the Contingent Liabilities and includes any documents or instruments creating or evidencing a mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment, trust arrangement or security interest of any kind;

       "Contingent  Liabilities"  means  all  moneys,  obligations   and
       liabilities expressed to be undertaken by the Lessee Parent in clause 2.1;

       "Excluded Liabilities" means all the liabilities and obligations of the Lessee to the Lessor under the Lease assumed from time to time by the Payment Bank pursuant to the Payment Agreement and the Letter of Credit and in respect of which liabilities and obligations the Lessee has from time to time been granted a release whether pursuant to the Lessee Release Letter or any other arrangement agreed between the Lessor and the Lessee including, without limitation, clause 25.1 (a)(i)(F) of the Lease;

       "Incapacity" means, in relation to a body corporate the insolvency, liquidation, dissolution, winding-up, administration, receivership, amalgamation, reconstruction or other incapacity of that body corporate whatsoever (and, in the case of a partnership, includes the termination or change in the composition of the partnership);

       "Indenture  Obligations"  has  the  meaning  ascribed   to   that
       expression in the Proceeds Deed;

       "Relevant Jurisdiction" means any jurisdiction in which or where the Lessee Parent is incorporated, resident, domiciled, has a permanent establishment, carries on, or has a place of business or to which it is otherwise effectively connected; and

       "Undertaking" includes each separate or independent stipulation or agreement by the Lessee Parent contained in this Undertaking.

1.3    Headings

       Clause headings and the table of contents are inserted for convenience of reference only and shall be ignored in the interpretation of this Undertaking.

1.4    Construction of certain terms

       In this Undertaking, unless the context otherwise requires:

1.4.1 references to clauses are to be construed as references to the clauses of this Undertaking;

1.4.2 references to (or to any specified provision of) this Undertaking or any other document shall be construed as references to this Undertaking, that provision or that document as in force for the time being and as amended from time to time in accordance with the terms thereof, or, as the case may be, with the agreement of the relevant parties;

1.4.3 words importing the plural shall include the singular and vice versa;

1.4.4  references to a time of day are to London time;

1.4.5 references to a person shall be construed as including references to an individual, firm, company, corporation, unincorporated body of persons or any Government Entity; and

1.4.6 references to an "undertaking" include references to an indemnity or other assurance against financial loss including, without limitation, any obligation to purchase assets or services as a consequence of a default by any other person to pay any Indebtedness and "undertaken" shall be construed accordingly; and

1.4.7 references to any enactment shall be deemed to include reference to such enactment as re-enacted, amended or extended.

2      Undertaking

2.1    Covenant to pay

       In consideration of the Lessor agreeing to lease the Rig to the Lessee pursuant to the Lease the Lessee Parent hereby undertakes to pay to the Lessor, on demand by the Lessor, all moneys and, subject to the paragraph below, discharge all obligations and liabilities now on hereafter due, owing or incurred by the Lessee to the Lessor under or pursuant to the Lease and/or any of the other Lease Documents (including, without limitation, all Rental, Termination Sum, interest, fees, costs, charges and expenses), when the same become due for payment or discharge, whether by acceleration or otherwise and whether such moneys, obligations or liabilities are express or implied, present, future or contingent, joint or several incurred as principal or surety, originally owing to the Lessor or purchased or otherwise acquired by it, denominated in Sterling or in any other currency, or incurred in any other manner whatsoever.

       Notwithstanding the above (and without prejudice to the indemnity obligations of the Lessee Parent in clause 2.2) where, in relation to clauses 9.4(c), 11.2(d), 17.5(a), 18.3(a) and 29.2 of the Lease the Lessee is obliged to release the Rig from arrest, the Lessee Parent shall not be liable to perform the obligations of the Lessee relating to release of the Rig from arrest pursuant to such clauses should the Lessee fail to perform its obligations under such clauses where the performance of such clauses by the Lessee Parent would require the Lessee Parent to discharge, release or assume any Indebtedness of the Lessee, the existence of which has given rise to the arrest of the Rig, but in such circumstances the Lessee Parent shall be liable to the Lessor for any costs and expenses which the Lessor may incur or any damages the Lessor may suffer as a result of the breach of any of such clauses by the Lessee.

       Such liabilities shall, without limitation, include interest (as well after as before judgment) to date of payment at the Default Rate, commission, fees and other changes and all legal and other costs, charges and expenses on a full and unqualified indemnity basis which may be incurred by the Lessor in relation to any such moneys, obligations or liabilities or generally in respect of the Lessee, the Lessee Parent or any Ancillary Lease Security Documents.

2.2    Lessee Parent as principal obligor; indemnity

       As a separate and independent stipulation, the Lessee Parent agrees that if any purported obligation or liability of the Lessee which would have been the subject of this Undertaking had it been valid and enforceable is not or ceases to be valid or enforceable against the Lessee on any ground whatsoever whether or not known to the Lessor (including, without limitation, any irregular exercise or absence of any corporate power or lack of authority of, or breach of duty by, any person purporting to act on behalf of the Lessee or any legal or other limitation, whether under the Limitation Acts or otherwise or any disability or Incapacity or any change in the constitution of the Lessee) the Lessee Parent shall nevertheless be liable to the Lessor in respect of that purported obligation or liability as if the same were fully valid and enforceable and the Lessee Parent were the principal obligor in respect thereof. The Lessee Parent hereby agrees to keep the Lessor fully indemnified on demand against all damages, losses, costs and expenses arising from any failure of the Lessee to perform or discharge any such purported obligation or liability.

2.3    Excluded Liabilities

       The Lessor agrees that the liabilities of the Lessee Parent under clauses 2.1 and 2.2 shall not include the Excluded Liabilities and the Lessor further agrees that to the extent such liabilities are in respect of Excluded Liabilities the amount of any claim by the Lessor against the Lessee Parent under this Undertaking shall be reduced by the amount of any such Excluded Liabilities.

2.4    Statements of account conclusive

       Any certificate or determination of the Lessor as to the Contingent Liabilities shall, in the absence of manifest error, be binding and conclusive on and against the Lessee Parent but such certificate or determination shall not over-ride the express provisions of the Financial Schedule.

2.5    No security taken by Lessee Parent

       The Lessee Parent warrants that it has not taken or received, and undertakes that until all the Contingent Liabilities of the Lessee have been paid or discharged in full, it will not take or receive, the benefit of any security from the Lessee or any other person in respect of its obligations under this Undertaking.

2.6    Interest

       The Lessee Parent agrees to pay interest on each amount demanded of it under this Undertaking from the date of such demand until payment (as well after as before judgment) at the Default Rate which rate shall apply to this Undertaking mutatis mutandis. Such interest shall be compounded monthly in the event of it not being paid when demanded but without prejudice to the Lessor's right to require payment of such interest.

2.7    Continuing security and other matters

       This undertaking shall:

2.7.1 secure the ultimate balance from time to time owing to the Lessor by the Lessee and shall be a continuing security, notwithstanding any settlement of account or other matter whatsoever;

2.7.2 be in addition to any present or future Ancillary Lease Security Documents, right or remedy held by or available to the Lessor; and

2.7.3 not be in any way prejudiced or affected by the existence of any such Ancillary Lease Security Documents, rights or remedies or by the same becoming wholly or in part void, voidable or unenforceable on any ground whatsoever or by the Lessor dealing with, exchanging, varying or failing to perfect or enforce any of the same or giving time for payment or indulgence or compounding with any other person liable.

2.8    Liability unconditional

       The liability of the Lessee Parent shall not be affected nor shall this Undertaking be discharged or reduced by reason of:

2.8.1 the Incapacity or any change in the name, style or constitution of the Lessee or any other person liable;

2.8.2 the Lessor granting any time, indulgence or concession to, or compounding with, discharging, releasing or varying the liability of, the Lessee or any other person liable or renewing, determining, varying or increasing any accommodation, facility or transaction or otherwise dealing with the same in any manner whatsoever or concurring in, accepting or varying any compromise, arrangement or settlement or omitting to claim or enforce payment from the Lessee or any other person liable; or

2.8.3 any act or omission which would not have discharged or affected the liability of the Lessee Parent had it been a principal debtor instead of a Lessee Parent or by anything done or omitted which but for this provision might operate to exonerate the Lessee Parent.

2.9    Ancillary Lease Security Documents

       The Lessor shall not be obliged to make any claim or demand on the Lessee or to resort to any Ancillary Lease Security Documents or other means of payment now or hereafter held by or available to it before enforcing this Undertaking and no action taken or omitted by the Lessor in connection with any such Ancillary Lease Security Documents or other means of payment shall discharge, reduce, prejudice or affect the liability of the Lessee Parent under this Undertaking nor shall the Lessor be obliged to apply any money or other property received or recovered in consequence of any enforcement or realisation of any such Ancillary Lease Security Documents or other means of payment in reduction of the Contingent Liabilities.

2.10   Waiver of Lessee Parent's rights

       Until all the Contingent Liabilities and all amounts owing to the Lessor under the Lease Documents have been paid, discharged or satisfied in full (and notwithstanding payment of a dividend in any liquidation or under any compromise or arrangement) the Lessee Parent agrees that, without the prior written consent of the Lessor, it will not:

2.10.1 exercise its rights of subrogation, reimbursement and indemnity against the Lessee or any other person liable;

2.10.2 after the occurrence of a Relevant Event demand or accept repayment in whole or in part of any indebtedness now or hereafter due to the Lessee Parent from the Lessee or from any other person liable or demand or accept any Ancillary Lease Security Documents in respect of the same or dispose of the same;

2.10.3 take any step to enforce any right against the Lessee or any other person liable in respect of any Contingent Liabilities; or

2.10.4 claim any set-off or counterclaim against the Lessee or any other person liable or claim or prove in competition with the Lessor in the liquidation of the Lessee or any other person liable or have the benefit of, or share in, any payment from or composition with, the Lessee or any other person liable or any other Ancillary Lease Security Documents now or hereafter held by the Lessor for any Contingent Liabilities or for the obligations or liabilities of any other person liable but so that, if so directed by the Lessor, it will prove for the whole or any part of its claim in the liquidation of the Lessee or any other person liable on terms that the benefit of such proof and of all money received by it in respect thereof shall be held on trust for the Lessor and applied in or towards discharge of the Contingent Liabilities in such manner as the Lessor shall deem appropriate.

2.11   Suspense accounts

       Any money received in connection with this Undertaking (whether before or after any Incapacity of the Lessee or the Lessee Parent) prior to payment or discharge in full of all the Contingent Liabilities may be placed to the credit of a suspense account with a view to preserving the rights of the Lessor to prove for the whole of its claims against the Lessee or any other person liable or may be applied in or towards satisfaction of such of the Contingent Liabilities as the Lessor may from time to time conclusively determine in its absolute discretion.

2.12   Settlements conditional

       Any release, discharge or settlement between the Lessee Parent and the Lessor shall be conditional upon no security, disposition or payment to the Lessor by the Lessee or any other person liable being void, set aside or ordered to be refunded pursuant to any enactment or law relating to bankruptcy, liquidation, administration or insolvency or for any other reason whatsoever and if such condition shall not be fulfilled the Lessor shall be entitled to enforce this Undertaking subsequently as if such release, discharge or settlement had not occurred and any such payment had not been made.

2.13   Lessee Parent to deliver up certain property

       If, contrary to clauses 2.5 or 2.10 the Lessee Parent takes or receives the benefit of any security or receives or recovers any money or other property, such security, money or other property shall be held on trust for the Lessor and shall be delivered to the Lessor on demand.

2.14   Retention of this Undertaking

       The Lessor shall be entitled to retain this Undertaking after as well as before the payment or discharge of all the Contingent Liabilities for such period as the Lessor may determine.

3      Payments and Taxes

3.1    No set-off or counterclaim

       All payments to be made by the Lessee Parent under this Undertaking shall be made in full, without any set-off or counterclaim whatsoever and, subject as provided in clause 3.2, free and clear of any deductions or withholdings, in Sterling on the due date to the account of the Lessor referred to in clause 8.1 of the Lease.

3.2    Grossing up for Taxes

3.2.1 If at any time any applicable law, regulation or regulatory requirement, (whether or not having the force of law but in respect of which compliance by banks or other financial institutions or institutions of a similar nature to the Lessor in the relevant jurisdiction as generally customary) or any governmental authority, monetary agency or central bank requires any deduction or withholding in respect of Taxes from any payment due to the Lessor under this Undertaking the Lessee Parent shall:

(a) increase the payment in respect of which the deduction or withholding is required to the extent necessary to ensure that, after the making of such deduction or withholding, the Lessor receives on the due date for such payment a net sum equal to the sum which it would have received had no such deduction or withholding been required to be made;

(b) the Lessee Parent shall pay to the relevant authority within the period for payment permitted by applicable law the full amount of the deduction or withholding (including, but without prejudice to the generality of the foregoing, the full amount of any deduction or withholding from any increased amount paid pursuant to this clause 3.2); and

(c) the Lessee Parent shall furnish to the Lessor within the period for payment permitted by applicable law, appropriate receipts evidencing payment to the relevant authority of all amounts deducted or withheld as aforesaid.

3.2.2 If the Lessor determines in its absolute discretion acting reasonably and in good faith that the Lessor has retained and utilised a tax benefit by reason of any deduction or withholding as aforesaid (and the Lessor shall endeavour to realise or receive such a tax benefit provided it is not otherwise disadvantaged by doing so), which, in the Lessor's absolute discretion acting reasonably and in good faith is referable to any deduction or withholding as aforesaid, subject to the Lessee Parent having complied with clause 3.2.1, the Lessor will, as soon as reasonably practicable thereafter, reimburse to the Lessee Parent the payment, or such part of the payment as will leave the Lessor (after such reimbursement) in no better and no worse position than it would have been in if no such deduction or withholding had been required to be made, provided always that:

(a) the Lessor shall give a certificate setting out the basis of the computation of the amount of any tax benefit referred to in clause 3.2.2;

(b) the Lessor shall have an absolute discretion as to the arrangement of its Taxation affairs and, in particular, the order in which it employs or claims credit, refunds and allowances available to it;

(c) if, following any such reimbursement by the Lessor, the tax benefit in respect of which such reimbursement was made is disallowed in whole or in part by any applicable taxing or other authority, the Lessee Parent shall, upon demand, pay to the lessor the amount necessary to restore the after tax position of the Lessor to that which it would have been had no adjustment under this proviso (iii) been necessary; and

(d) the Lessor shall not be obliged to make any such reimbursement if, by doing so, it would contravene the terms of any applicable notice, direction or requirement (having the force of law).

3.3    Currency indemnity

       If any sum due from the Lessee Parent under this Undertaking or any order or judgment given or made in relation hereto has to be converted from the currency (the "first currency") in which the same is payable under this Undertaking or under such order or judgment into another currency (the "second currency") for the purpose of (a) making or filing a claim or proof against the Lessee Parent, (b) obtaining an order or judgment in any court or other tribunal or (c) enforcing any order or judgment given or made in relation to this Undertaking, the Lessee Parent shall indemnify and hold harmless the Lessor from and against any loss suffered as a result of any difference between (i) the rate of exchange used for such purpose to convert the sum in question from the first currency into the second currency and (ii) the rate or rates of exchange at which the Lessor may in the ordinary course of business purchase the first currency with the second currency upon receipt of a sum paid to it in satisfaction, in whole or in part, of any such order, judgment, claim or proof. Any amount due from the Lessee Parent under this clause 3.2 shall be due as a separate debt and shall not be affected by judgment being obtained for any other sums due under or in respect of this Undertaking and the term "rate of exchange" includes any premium and costs of exchange payable in connection with the purchase of the first currency with the second currency.

4      Representations and warranties

4.1    Continuing representations and warranties

       The Lessee Parent represents and warrants that:

4.1.1  Due incorporation

       the Lessee Parent and the other Relevant Parties are duly incorporated and validly existing under the laws of the respective countries or states of their incorporation as limited liability companies (or, in the case of the Lessee, a private limited company) and have power to carry on their respective businesses as they are now being conducted and to own their respective property and other assets;

4.1.2  Corporate power to Undertaking

       the Lessee Parent has power to execute, deliver and perform its obligations under this Undertaking; all necessary corporate, shareholder and other action has been taken to authorise the execution, delivery and performance of the same and no limitation on the powers of the Lessee Parent to borrow or give undertakings will be exceeded as a result of this Undertaking;

4.1.3  Binding obligations

       this Undertaking constitutes valid and legally binding obligations of the Lessee Parent enforceable in accordance with its terms and each of the other Relevant Documents, upon execution and delivery thereof, will constitute the legal, valid and binding obligations of each Relevant Party and the SDDI Contract constitutes legal, valid and binding obligations of the relevant parties thereto;

4.1.4  No conflict with other obligations

       the execution and delivery of, the performance of its obligations under, and compliance with the provisions of, this Undertaking by the Lessee Parent will not (i) contravene any existing applicable law, statute, rule or regulation or any judgment, decree or permit to which the Lessee Parent is subject, (ii) conflict with, or result in any breach of any of the terms of, or constitute a default under, any agreement or other instrument to which the Lessee Parent is a party or is subject or by which it or any of its property is bound, (iii) contravene or conflict with any provision of the Lessee Parent's incorporation documents or
       (iv) result in the creation or imposition of or oblige the Lessee Parent or any of its Subsidiaries to create any Encumbrance on any of the Lessee Parent's or its Subsidiaries' undertakings, assets, rights or revenues;

4.1.5  No litigation

       no litigation, arbitration or administrative proceeding is taking place, pending or, to the knowledge of the officers of the Lessee Parent, threatened against the Lessee Parent or the other Relevant Parties which, if adversely determined could have a material adverse effect on the business, assets or financial condition of the Lessee Group taken as a whole;

4.1.6  Financial statements correct and complete

       the audited financial statements of the Lessee Parent and the audited consolidated financial statements of the Lessee Group in respect of the financial year ended on 31 December 1999 as delivered to the Lessor have been prepared in accordance with Relevant GAAP which have been consistently applied and present fairly and accurately the consolidated financial position of the Lessee Parent and the Lessee Group respectively as at such date and the consolidated results of the operations of the Lessee Group for the financial year ended on such date and, as at such date, neither the Lessee Parent nor any of the other companies in the Lessee Group had any significant liabilities (contingent or otherwise) or any unrealised or anticipated losses which are not disclosed by, or reserved against or provided for in, such financial statements;

4.1.7  No filings required

       it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of this Undertaking that it or any other instrument be notarised, filed, recorded, registered or enrolled in any court, public office or elsewhere in any Relevant Jurisdiction or that any stamp, registration or similar tax or charge be paid in any Relevant Jurisdiction on or in relation to this Undertaking and this Undertaking is in proper form for its enforcement in the courts of each Relevant Jurisdiction;

4.1.8  Choice of law

       the choice by the Lessee Parent of English law to govern this Undertaking and the submission by the Lessee Parent to the non-exclusive jurisdiction of the English courts are valid and binding;

4.1.9  No immunity

       neither the Lessee Parent nor any of its assets is entitled to immunity on the grounds of sovereignty or otherwise from any legal action or proceeding (which shall include, without limitation, suit, attachment prior to judgment, execution or other enforcement); and

4.1.10 Consents obtained

       every consent, authorisation, licence or approval of, or registration with or declaration to, governmental or public bodies or authorities or courts required by the Lessee Parent, the Lessee, the Owner or SDDI to authorise, or required by the Lessee Parent, the Lessee, the Owner or SDDI in connection with, the execution, delivery, validity, enforceability or admissibility in evidence of this Undertaking, the Lease Documents, the Hire Purchase Agreement and the SDDI Contract or the performance by the Lessee Parent, the Lessee, the Owner and SDDI of their respective obligations under this Undertaking, the Lease Documents, the Hire Purchase Agreement and the SDDI Contract has been obtained or made and is in full force and effect and there has been no default in the observance of the conditions or restrictions (if any) imposed in, or in connection with, any of the same.

4.2    Initial representations and warranties

       The Lessee Parent further represents and warrants that:

4.2.1  No material adverse change

       there has been no material adverse change in the financial position of the Lessee Parent and the Lessee Group from that set forth in the financial statements referred to in clause 4.1.6;

4.2.2  Pari passu

       the obligations of the Lessee Parent under this Undertaking are direct, general and unconditional obligations of the Lessee Parent and rank at least pari passu with all other present and future unsecured and unsubordinated Indebtedness of the Lessee Parent save for obligations mandatorily preferred by law and not by contract;

4.2.3  No default under other Indebtedness

       neither the Lessee Parent nor any of the other Relevant Parties is (nor would with the giving of notice or lapse of time or the satisfaction of any other condition or any combination thereof
       be) in material breach of or in default under any agreement relating to Indebtedness to which it is a party or by which it may be bound;

4.2.4  Information

       the information furnished by the Lessee Parent to the Lessor in connection with the matters contemplated by, or the negotiation and preparation of, this Undertaking (the "Information") is, with regard to matters of fact, in all material respects accurate and not misleading; and the Lessee Parent has not omitted to provide the Lessor with any information which, if disclosed, might reasonably be expected to adversely affect the decision of the Lessor to enter into this Undertaking.

       Further, all assumptions upon which any projections of forecasts in the Information were made after due and careful consideration by the Lessee Parent based on the best information reasonably available to the Lessee Parent and, in the Lessee Parent's view, are fair and reasonable in the context of the Information.
       However:

(i) certain statistical and rating information set out in the Information has been supplied by third parties and may be based on estimates, assumptions, subjective judgments or information ("third party information") not independently verified by the Lessee Parent;

(ii) certain other Information looks ahead and relates to, among other things, anticipated financial performance, business prospects, strategies, services, market forces, commitments and technological developments, and this is necessarily subject to various risks and uncertainties that could cause the Lessee Parent's actual results and experience to differ materially from the anticipated results or other expectations or opinions expressed.

       The Lessee Parent undertakes to notify the Lessor as soon as reasonably practicable in writing if the Lessee Parent becomes aware at any time that any circumstance has occurred which, having not been taken into account by the Lessee Parent or disclosed, would make the Information materially untrue or materially inaccurate if repeated at any time until that day by reference to the facts and circumstances then existing;

4.2.5  No withholding Taxes

       no Taxes are imposed by withholding or otherwise on any payment to be made by the Lessee Parent under this Undertaking or are imposed on or by virtue of the execution or delivery by the Lessee Parent of this Undertaking or any document or instrument to be executed or delivered under this Undertaking; and

4.2.6  No Relevant Event

       no Relevant Event has occurred and is continuing.

4.3    Repetition of representations and warranties

       On and as of each day from the date of this Undertaking until all moneys due or owing by the Lessee under the Lease and/or the other Lease Documents and/or by the Lessee Parent under this Undertaking have been paid in full the Lessee Parent shall be deemed to repeat the representations and warranties in clause 4.1 (and so that for this purpose the representation and warranty in clause 4.1.6 shall refer to the then latest audited financial statements delivered to the Lessor under clause 5.1) as if made with reference to the facts and circumstances existing on each such day.

5      Undertakings

5.1    General

       The Lessee Parent undertakes that, from the date of this Undertaking and so long as any moneys are owing under this Undertaking, it will:

5.1.1  Notice of default

       promptly inform the Lessor of any occurrence of which it becomes aware which might adversely affect its ability to perform its obligations under this Undertaking and of any Relevant Event forthwith upon becoming aware thereof and will from time to time, if so requested by the Lessor, confirm to the Lessor in writing that, save as otherwise stated in such confirmation, no Relevant Event has occurred and is continuing;

5.1.2  Consents and licences

       without prejudice to clause 4.1, obtain or cause to be obtained, maintain in full force and effect and comply in all material respects with the conditions and restrictions (if any) imposed in, or in connection with, every consent, authorisation, licence or approval of governmental or public bodies or authorities or courts and do, or cause to be done, all other acts and things which may from time to time be necessary or desirable under applicable law for the continued due performance of all its obligations under this Undertaking;

5.1.3  Pari passu

       ensure that its obligations under this Undertaking shall at all times rank at least pari passu with all its other present and future unsecured and unsubordinated Indebtedness with the exception of any obligations which are mandatorily preferred by law and not by contract;

5.1.4  Financial statements

       prepare financial statements of the Lessee Parent and consolidated financial statements of the Lessee Group in accordance with the Relevant GAAP consistently applied in respect of each financial year and cause the same to be reported on by its auditors and prepare unaudited financial statements of the Lessee Parent and consolidated financial statements of the Lessee Group in respect of each quarter on the same basis as the annual statements and deliver sufficient copies of the same to the Lessor as soon as practicable but not later than 120 days (in the case of audited financial statements) or 60 days (in the case of unaudited financial statements) after the end of the financial period to which they relate;

5.1.5  Delivery of reports

       deliver to the Lessor as many copies as the Lessor may reasonably require of every report, circular, notice or like document issued by the Lessee Parent to its shareholders or creditors generally, in each case at the time of issue thereof;

5.1.6  Provision of other information

       provide the Lessor with such financial and other information concerning the Lessee Parent and its Subsidiaries and their respective affairs as the Lessor may from time to time reasonably require; and

5.1.7  Verifying of Indenture Obligations

       from time to time at the request of the Lessor, to provide a written statement certifying the outstanding amount of the Indenture Obligations secured by the First Mortgage.

5.2    Additional Security

       The Lessee Parent covenants that it will procure that the Lessee provides any Additional Security if and when the same may be required pursuant to clause 25 of the Lease in accordance with the requirements of the said clause 25 of the Lease.

5.3    Undertakings as manager

       The Lessee Parent (in its capacity as manager of the Rig) undertakes with the Lessor that it will:

5.3.1 not, without the prior written consent of the Lessor, take any action or institute any proceedings or make or assert any claim on or in respect of the Rig or its Insurances or any other property or other assets of the Lessee which the Lessor has previously advised the Lessee Parent are subject to any encumbrance or right of set-off in favour of the Lessor by virtue of any of the Relevant Documents;

5.3.2 discontinue any such action or proceedings or claim which may have been taken, instituted or made or asserted, promptly upon notice from the Lessor to do so;

5.3.3 perform its obligations under the Operation and Maintenance Agreement and any replacement management agreement made between the Lessee and the Lessee Parent in respect of the Rig and, where it is obliged under the terms of any such agreement to provide any information or copy any document to the Indenture Trustee, provide the relevant information or, as the case may be, copy such document to the Lessor at the same time; and

5.3.4 provide the Lessor with such other information concerning the Rig as the Lessor may from time to time reasonably request.

6      Benefit of this Undertaking

6.1    Benefit and burden

       This Undertaking shall be binding upon the Lessee Parent and its successors in title and shall enure for the benefit of the Lessor and its successors in title and its Assignees and Transferees. The Lessee Parent expressly acknowledges and accepts the provisions of clause 30.2 of the Lease and agrees that any person in favour of whom an assignment or a transfer is made in accordance with such clause shall be entitled to the benefit of this Undertaking.

6.2    Changes in constitution or reorganisation of Lessor

       For the avoidance of doubt and without prejudice to the provisions of clause 6.1, this Undertaking shall remain binding on the Lessee Parent notwithstanding any change in the constitution of the Lessor or its absorption in, or amalgamation with, or the acquisition of all or part of its undertaking or assets by, any other person, or any reconstruction or reorganisation of any kind, to the intent that this Undertaking shall remain valid and effective in all respects in favour of any assignee, transferee or other successor in title of the Lessor in the same manner as if such assignee, transferee or other successor in title had been named in this Undertaking as a party instead of, or in addition to, the Lessor.

6.3    No assignment by Lessee Parent

       The Lessee Parent may not assign or transfer any of its rights or obligations under this Undertaking.

6.4    Disclosure of information

       The Lessor may disclose to a prospective assignee or transferee or to any other person who may propose entering into contractual relations with the Lessor in relation to the Lease such information about the Lessee Parent as the Lessor shall consider appropriate.

7      Notices and other matters

7.1    Notice

       Every notice, request, demand or other communication under this Undertaking shall:

7.1.1 be in writing delivered personally or by first-class prepaid letter (airmail if available) or facsimile transmission or other means of telecommunication in permanent written form;

7.1.2 be deemed to have been received, subject as otherwise provided in this Undertaking in the case of a letter, when delivered personally or 5 days after it has been put into the post, in the case of a facsimile transmission or other means of telecommunications in permanent written form, at the time of despatch provided that if the date of despatch is not a business day in the country of the addressee or if the time of despatch is after the close of business in the country of the addressee it shall be deemed to have been received at the opening of business on the next such business day); and

7.1.3  be sent:

(a)    to the Lessee Parent at:
       R&B Falcon Corporation
       901 Threadneedle
       Houston
       Texas  77079
       Attention: Chief Financial Officer

(b)    to the Lessor at:

       Sovereign Corporate Limited
       Sovereign House
       298 Deansgate
       Manchester
       M3 4HH
       Fax:      0161 953 3517

       Attention: Corporate Administration Manager

       or to such other address or facsimile number as is notified by the Lessee Parent or the Lessor to the other party to this Undertaking.

7.2    No implied waivers, remedies cumulative

       No failure or delay on the part of the Lessor to exercise any power, right or remedy under this Undertaking shall operate as a waiver thereof, nor shall any single or partial exercise by the Lessor of any power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy. The remedies provided in this Undertaking are cumulative and are not exclusive of any remedies provided by law.

7.3    Other undertakings

       The Lessee Parent agrees to be bound by this Undertaking notwithstanding that any other person intended to execute or to be bound by any other undertaking or assurance under or pursuant to the Lease may not do so or may not be effectually bound and notwithstanding that such other undertaking or assurance may be determined or be or become invalid or unenforceable against any other person, whether or not the deficiency is known to the Lessor.

7.4    Expenses

       The Lessee Parent agrees to reimburse the Lessor on demand for all legal and other costs, charges and expenses on a full and unqualified indemnity basis which may be incurred by the Lessor in relation to the enforcement of this Undertaking against the Lessee Parent.

8      Law and jurisdiction

8.1    Law

       This Undertaking is governed by and shall be construed in accordance with English law.

8.2    Submission to jurisdiction

       The Lessee Parent agrees for the benefit of the Lessor that any legal action or proceedings arising out of or in connection with this Undertaking against the Lessee Parent or any of its assets may be brought in the English courts, irrevocably and unconditionally submits to the jurisdiction of such courts and irrevocably designates, appoints and empowers the Lessee to receive for it and on its behalf, service of process issued out of the English courts in any such legal action or proceedings. The submission to such jurisdiction shall not (and shall not be construed so as to) limit the right of the Bank to take proceedings against the Lessee Parent in the courts of any other competent jurisdiction, nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not. The Lessee Parent further agrees that only the courts of England and not those of any other State shall have jurisdiction to determine any claim which the Lessee Parent may have against the Lessor arising out of or in connection with this Undertaking.

IN WITNESS whereof the parties to this Undertaking have caused this Undertaking to be duly executed as a deed on the date first above written.



EXECUTED as a DEED          )
for and on behalf of        )
R&B FALCON CORPORATION      )
By Tim Nagle                )
its duly authorised officer )     ...........
in the presence of:         )     Officer


 ................................
Witness

Name:

Address:


Occupation:


EXECUTED as a DEED          )
for and on behalf of        )
SOVEREIGN CORPORATE LIMITED )
by John Walker              )
its duly appointed Attorney pursuant to a  )
power of attorney dated 19 May 2000)  ...........
in the presence of:         )     Attorney-in-Fact


 ................................
Witness

Name:

Address:


Occupation: